As filed with the Securities and Exchange Commission on June 11, 2014
SEC File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URANERZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1081	98-0365605
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1701 East “E” Street, PO Box 50850
Casper, Wyoming 82605-0850

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202
(303) 629-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jason K. Brenkert, Esq.
Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Small reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of registration fee(3)
Common Shares, par value $0.001 Warrants Subscription Receipts Units	$100,000,000	$12,880.00
Total	$100,000,000	$12,880.00

(1)
Includes an indeterminate number of common shares, common share purchase warrants, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers (i) common shares that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. No separate consideration will be received for any securities issued upon conversion or exchange. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)
Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $100,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies to the Registrant.

(3)
Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus: one to be used in connection with the offering of securities described herein in the United States (the “U.S. Prospectus”), and one to be used in connection with the offering of such securities in Canada (the “Canadian Prospectus”) pursuant to the multi-jurisdictional disclosure system (“MJDS”). The U.S. Prospectus and the Canadian Prospectus are identical except that the Canadian Prospectus contains an MJDS prospectus which contains certain disclosure to qualify the U.S. Prospectus for use in Canada under the MJDS and other disclosure required by the laws of Canada. The form of the U.S. Prospectus is included herein and is followed by the additional pages that comprise the MJDS prospectus to be used in the Canadian Prospectus. Each of the additional pages for the Canadian Prospectus included herein is labeled “Additional Page for Canadian Prospectus.”

Subject To Completion: Dated June 11, 2014

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

URANERZ ENERGY CORPORATION

$100,000,000 Common Shares Warrants Subscription Receipts Units

We may offer and sell, from time to time, up to $100,000,000 aggregate initial offering price of our shares of common stock, par value $0.001 (“Common Shares”), warrants to purchase Common Shares (“Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (“Subscription Receipts”), or any combination of Common Shares, Warrants or Subscription Receipts (“Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to as the “Securities”) in one or more transactions under this prospectus (the “Prospectus”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE MKT LLC (the “NYSE MKT”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “URZ” and on the Frankfurt Exchange under the symbol “U9E”. On June 9, 2014, the last reported sale price of the Common Shares on the NYSE MKT was $1.46 per Common Share, on the TSX was Cdn$1.61 per Common Share and on the Frankfurt Exchange was €1.07 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities, other than the Common Shares, purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. Investing in the Securities involves risks. See “Risk Factors” on page[●].

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _____, 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

SUMMARY	2

RISK FACTORS	8

DOCUMENTS INCORPORATED BY REFERENCE	17

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	18

RECENT DEVELOPMENTS	20

USE OF PROCEEDS	20

RATIO OF EARNINGS TO FIXED CHARGES	21

DESCRIPTION OF COMMON SHARES	21

DESCRIPTION OF WARRANTS	25

DESCRIPTION OF SUBSCRIPTION RECEIPTS	27

DESCRIPTION OF UNITS	30

PLAN OF DISTRIBUTION	31

U.S. FEDERAL INCOME TAX CONSEQUENCES	32

INTERESTS OF NAMED EXPERTS AND COUNSEL	36

EXPERTS	36

WHERE YOU CAN FIND MORE INFORMATION	36

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $100,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants or receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants or Subscription Receipts comprising the Units.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences in the United States.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Uranerz”, “we”, “us”, “our” and the “Company” refer to Uranerz Energy Corporation.

SUMMARY

The Company

Uranerz Energy Corporation was incorporated under the laws of the State of Nevada on May 26, 1999. On July 5, 2005, we changed our name from Carleton Ventures Corp. to Uranerz Energy Corporation.

Our principal business office and our operations office is located at 1701 East “E” Street, PO Box 50850, Casper, Wyoming 82605-0850, USA and our phone number there is 307-265-8900.  We also maintain an administrative office located at Suite 1410 - 800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6, and our telephone number there is 604-689-1659.

General

We are a United States based uranium company focused on commercial in-situ recovery (“ISR”) uranium extraction and production. ISR is a mining process that uses a “leaching solution” to extract uranium from underground sandstone-hosted uranium deposits; it is the generally accepted extraction technology used in the Powder River Basin area of Wyoming. We control a large strategic land position in the central Powder River Basin. Our management team has specialized expertise in the ISR uranium mining method, and a record of licensing, constructing, and operating ISR uranium projects.

Our Powder River Basin properties include:

•	our 100% owned properties that totaled 20,121 acres as of March 31, 2014; and

•	our 81% interest in Arkose Mining Venture properties that totaled 59,107 acres as of March 31, 2014.

Our 100% owned properties are comprised of unpatented mineral lode claims, state leases and fee (private) mineral leases, summarized as follows:

Property Composition	Ownership Interest (1)	Number of Claims/ Leases	Acreage
Unpatented Lode Mining Claims	100%	826	16,520
State Leases	100%	3	1,360
Fee (private) Mineral Leases	100%	41	2,241
Total			20,121
            (1) Subject to various royalties.

Our 100% owned properties in the Powder River Basin include the following property units:

Property	No. Claims	Acreage

Jane Dough	22	440
Collins Draw	32	640
North Rolling Pin	54	1,080
Hank	66	1,320
Nichols Ranch	36	720
Willow Creek	11	220
West North-Butte	125	2,500
East Nichols	44	880
North Nichols	107	2,140
Total	497	9,940

The Arkose Mining Venture properties are comprised of unpatented lode mining claims, state leases and fee (private) mineral leases, summarized as follows:

Property Composition	Ownership Interest (1)	Number of Claims/ Leases	Acreage
Unpatented Lode Mining Claims	81%	2,641	43,207
State Leases	81%	3	2,080
Fee (private) Mineral Leases	81%	61	13,820
Total			59,107
            (1) Subject to various royalties.

Through a combination of claim staking, purchasing and leasing, we have also acquired interests in projects that lie within the Powder River Basin but outside of the specific project areas discussed above. These additional properties include the Verna Ann, Niles Ranch and Reno Creek projects. However, due to our focus on other activities, we have not yet made any decisions on these projects.

Information regarding the location of and access to our Wyoming properties, together with the history of operations, present condition and geology of each of our significant properties, is presented in Item 2 of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 14, 2014 under the heading “Description of Properties.” None of our properties has proven or probable reserves pursuant to the SEC’s Industry Guide 7 and all are exploratory in nature.

We are principally focused on the exploitation of our properties in the Powder River Basin but we continually investigate other uranium opportunities as they arise.

In anticipation of receiving all the approvals necessary to begin uranium extraction, we commenced a marketing program for conditional sales of uranium from our Nichols Ranch ISR Uranium Project.  In 2009, we entered into a sales agreement with Exelon Generation Company, LLC for the sale of uranium over a five-year period at defined pricing.  That agreement was subsequently amended to defer the delivery schedule by a year and adjust the pricing terms.  On January 25, 2013 we entered into a second supply agreement with Exelon for the sale of uranium over an additional five-year period commencing in 2016, at defined pricing adjustable for inflation.  In August of 2009, we entered into what was then our second contract for the sale of uranium to a U.S. utility, also over five years, with a pricing structure that contains references to both spot and term prices and includes floor and ceiling prices.  That agreement was also subsequently amended to defer the original five-year delivery period by a year, reduce the annual volumes to be supplied, and adjust the pricing terms.  These three long-term contracts for the sale of uranium are with two of the largest nuclear utilities in the U.S.  These three agreements do not individually represent a substantial portion of our targeted uranium extraction and our business is not substantially dependent on these agreements.

The Nichols Ranch ISR Uranium Project currently includes our Nichols Ranch Unit and our Hank Unit. Under the licensed plan, a central processing plant has been built at Nichols Ranch and a satellite processing facility would be built at Hank.  In March 2010, we commenced preparation of the environmental permit and license applications for the Jane Dough Unit, which is adjacent to the area currently being developed at the Nichols Ranch Unit and will share its infrastructure. This will provide us with the option to revise our original plan of operations by bringing our Jane Dough Unit into extraction before the Hank Unit of our Nichols Ranch ISR Uranium Project.  Due to the close proximity, Jane Dough fluids can be delivered directly to our Nichols Ranch processing facility by pipeline, thus eliminating the need for larger capital outlay to build a satellite processing facility at Hank. Our Jane Dough Unit includes the Doughstick, South Doughstick and North Jane properties. Additional units may be added to the mine plan as we assess our geological data. We plan to continue the exploration and strategic planning of our other Wyoming Powder River Basin properties through a number of strategies including acquisitions or exchanges with other ISR uranium mining companies in the area.

In December 2010, we received a Permit to Mine from the Wyoming Department of Environmental Quality – Land Quality Division (“WDEQ-LQD”). In July 2011, we received our Source Material License from the United States Nuclear Regulatory Commission and immediately began construction of our Nichols Ranch ISR Uranium Project.

In November 2011, we signed a processing agreement with Cameco Resources (“Cameco”), a wholly-owned U.S. subsidiary of Cameco Corporation, the world’s largest publicly-traded uranium company. Under the agreement we will deliver uranium-loaded resin from our Nichols Ranch ISR Uranium Project to Cameco’s Smith Ranch Highland uranium mine for final processing into dried uranium concentrate packaged for shipping to a converter. Cameco’s

Smith Ranch Highland mine is located in the Powder River Basin approximately 25 miles south of our Nichols Ranch Unit. Extraction at the Jane Dough Unit is compatible with this plan. The agreement is for a fixed term with a variable starting date dependent on the commencement of uranium extraction. Under the agreement, we and Cameco stipulate both a minimum quantity of pounds and a maximum quantity of pounds which will be delivered by us and processed by Cameco. It is our expectation that in its initial few years of extraction, all resins extracted at Nichols Ranch will be processed by Cameco under this agreement. In the event that we fail to deliver the minimum quantities stipulated by the agreement, we will be required to compensate Cameco a stipulated sum of liquidated damages.

In September 2012, we submitted an application to the Wyoming Business Council for a $20,000,000 loan under the Wyoming Industrial Development Revenue Bond Program (the “Bond Financing”). The loan was received in December 2013 and has a seven year term with an interest rate of 5.75% per annum. We are required to make interest-only payments during the first year and in the following years the debt will be amortized to include payments of principal and interest.  The Loan can be repaid earlier than its maturity date if we so choose. The Loan is secured by a charge on certain assets of the Company.

On June 6, 2013, we entered into a Note Purchase Agreement, dated as of May 31, 2013, by and among us, Deans Knight Capital Management Ltd. (“Deans Knight”) and the investors in the Notes (the “Investors”), (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Investors agreed to lend to the Company $6 million (the “Loan”) in exchange for senior notes of the Company equal to the outstanding principal balance of the loan (the “Notes”). Pursuant to the terms of the Note Purchase Agreement, the Notes matured on the earlier of: (i) 30 days from the execution and delivery of documentation in connection with the Bond Financing, and (ii) December 31, 2013. The Notes bore interest from the date of issue at 6.0% per annum increasing to 10.0% per annum on August 16, 2013 as the Notes were not repaid prior to August 15, 2013. As additional consideration for the Loan, we agreed to issue to the Investors 1,600,000 non-transferable common stock purchase warrants, each warrant entitling the Investors to purchase from us a share of our common stock at an exercise price of $1.60. The warrants expire 30 months from the date of issue, subject to acceleration. The Notes were repaid upon the closing of the Bond Financing.

During the first quarter of 2014 the Company completed the construction of the processing facility, the installation of two deep disposal wells and the installation of the initial mine wellfield at Nichols Ranch. Standard Operating Procedures were prepared and operating personnel were hired and trained. A Nuclear Regulatory Commission ("NRC") pre-operational field inspection was conducted in January 2014, with the final start-up authorization received in April. Uranerz commenced uranium mining operations at Nichols Ranch in April 2014 upon receipt of the NRC authorization.

In May 2014 we submitted the source material license amendment application for our Jane Dough Unit to the U.S. Nuclear Regulatory Commission.  We are applying to add the Jane Dough Unit as an amendment to the existing license for the Nichols Ranch ISR Uranium Project. We intend to continue the permitting and licensing of the Jane Dough Unit so that it can be sequenced as described above while uranium extraction is ongoing at the Nichols Ranch Unit.

The Nichols Ranch ISR Uranium Project is licensed for a recovery level of up to two million pounds of uranium per year with initial annual recovery dependent upon the extraction efficiency in our first wellfield and market factors. The project will also serve as a platform to advance our other Powder River Basin properties with potential enhanced economics for adjacent and satellite projects. Cameco and Uranium One, two of the largest ISR uranium mining companies in the world, are continuing to extract uranium near the Uranerz properties in the Powder River Basin.

Overview of Uranium Market

The primary commercial use for uranium is to fuel nuclear power plants for the generation of electricity.  All the uranium produced from our mines will be used to generate electricity.

In 2012, nuclear power plants supplied about 11% of the global electricity consumption. According to the World Nuclear Association, there are currently 434 operable reactors world-wide which will require approximately 145 million pounds of U3O8 fuel in 2014. World-wide there are currently 72 new reactors under construction with an additional 173 reactors on order or in the planning stage and another 309 in the proposed stage.

The world continues to consume more uranium than it produces and largely due to increasing energy demands in Asia. Historically the gap between demand and supply has been filled by stock-piled inventories and secondary supplies; however these are finite and are being drawn down. Until recently, one of the largest sources of secondary supply was the uranium derived from Russia’s Highly Enrich Uranium program with the United States. However, all the deliveries from this source were completed at the end of 2013. The United States currently has 100 operating reactors, 5 new reactors under construction and another 22 reactors in the planned or proposed stage. The United States derives approximately 10% of its uranium needs from domestic U.S. uranium production.

Uranium is not traded on an open market or organized commodity exchange such as the London Metal Exchange (although the New York Mercantile Exchange provides trading of cash-settled uranium futures contracts). Buyers and sellers negotiate contracts privately and usually directly. Uranium prices, both spot prices and long-term prices, are published by two independent market consulting firms, Tradetech and Ux Consulting, on a weekly basis.

The spot and long-term price of uranium is influenced by a number of factors, some of which are international. For example, both the spot and long-term price of uranium was impacted by the accident at the Fukushima Daiichi Nuclear Plant in Japan in March 2011.  The events at Fukushima created heightened concerns regarding the safety of nuclear plants and lead to closures of nuclear plants.   These plant closures have created uncertainty in the market.

Most nuclear utilities seek to purchase a portion of their uranium needs through long-term supply contracts with another portion being bought on the spot market in the short term. Like sellers, buyers are seeking to balance the security of long-term supply with the opportunity to take advantage of price fluctuations.  For this reason both buyers and sellers track current spot and long-term prices for uranium carefully, make considered projections as to future price changes, and then negotiate with one another to enter into a contract which each deems favorable to their respective interests.

The graph below shows the monthly spot uranium and long-term uranium price from 1969 until May 2014 as reported by Ux Consulting.

The Securities Offered under this Prospectus

We may offer the Common Shares, Warrants, Subscription Receipts, or Units with a total value of up to $100,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering.  This Prospectus provides you with a general description of the Securities we may offer.  Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking fund terms, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference.  However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares.  Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.  Holders of our Common Shares are entitled to dividends when and if declared by the Board of Directors of the Company.  Our Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Warrants

We may offer Warrants for the purchase of Common Shares, in one or more series, from time to time.  We may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the Warrants.  In this prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.”   We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants.  Specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares or Warrants or any combination thereof.

Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and an escrow agent, which will establish the terms and conditions of the Subscription Receipts.  Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof or Canada or a province thereof and authorized to carry on business as a trustee.  A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Units

We may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series.  In this Prospectus, we have summarized certain general features of the Units under “Description of Units.”  We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered.  We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk.  Prospective investors in a particular offering of Securities should carefully consider the following risks, as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities.  If any of the following risks actually occurs, our business could be materially harmed.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties, including those of which we are currently unaware or that we deem immaterial, may also adversely affect the Company’s business.

Risks Related to Our Business

Our future performance is difficult to evaluate because we have a limited operating history.

We were incorporated in 1999 and we began to implement our current business strategy in the uranium industry in the beginning of 2005. Our operating cash flow needs have been financed primarily through issuances of our common stock. As a result, we have little historical financial and operating information available to help you evaluate our performance.

Because the probability of an individual prospect ever having reserves is remote, our properties may not contain any reserves, and any funds spent on exploration may be lost.

We have never generated any revenue from our operations. Because the probability of an individual prospect ever having reserves is uncertain, our properties may not contain any reserves, and any funds spent on exploration may be lost. Notwithstanding our disclosures to Canadian authorities under National Instrument 43-101, we do not know with certainty that economically recoverable uranium exists on any of our properties. We may never discover uranium in commercially exploitable quantities and any identified deposit may never qualify as a commercially mineable (or viable) reserve. We will continue to attempt to acquire the surface and mineral rights on lands that we think are geologically favorable or where we have historical information in our possession that indicates uranium mineralization might be present.

The exploration and development of mineral deposits involves significant financial and other risks over an extended period of time, which even a combination of careful evaluation, experience and knowledge may not eliminate. While discovery of a uranium or precious or base metal deposit may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenditures are required to establish reserves by drilling and to construct mining and processing facilities at a site. Our uranium properties are all at the exploration stage and do not contain any reserves at this time. It is impossible to ensure that the current or proposed exploration programs on properties in which we have an interest will result in the delineation of mineral deposits or in profitable commercial operations. Our operations are subject to the hazards and risks normally incident to exploration and extraction of uranium, precious and base metals, any of which could result in damage to life or property, environmental damage and possible legal liability for such damage. While we may obtain insurance against certain risks, the nature of these risks is such that liabilities could exceed policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs which could be associated with any liabilities not covered by insurance, or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and, potentially our financial viability.

We have losses which may continue into the future. As a result, we may have to suspend or cease exploration activities.

We were incorporated in 1999 and are engaged in the business of mineral exploration. We have not realized any revenue from our operations and have incurred losses since inception. We have a relatively limited exploration history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to locate a profitable mineral property;

•	our ability to generate revenues; and

•	our ability to control costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties plus development costs to produce saleable product. We cannot guarantee we will be successful in generating revenues in the future.  Failure to generate revenues may cause us to go out of business.

Because some of our officers and directors do not have technical training or experience in exploring for, starting, and operating a mine, we may have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease exploration activity.

Some, but not all, of our officers and directors have experience with exploring for, starting, and operating a mine. Because some of our officers and directors are inexperienced with exploring for, starting, and operating a mine, we may have to hire qualified persons to perform surveying, exploration, and water management of our properties. Some of our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices would typically take into account standard engineering or managerial approaches mineral exploration companies commonly use. However, our exploration activities, earnings and ultimate financial success could suffer irreparable harm due to certain of management’s decisions. As a result we may have to suspend or cease exploration activities, or any future warranted activities.

Our future profitability will be dependent on uranium prices.

Because a significant portion of our anticipated revenues are expected to be derived from the sale of uranium, our net earnings, if any, can be affected by the long- and short-term market price of yellowcake (U3O8). Uranium prices are subject to fluctuation. The price of uranium has been and will continue to be affected by numerous factors beyond our control. With respect to uranium, such factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources, uranium production levels and costs of production. Spot prices for U3O8 were at $20.00 per pound U3O8 in December 2004, and then increased to $35.25 per pound in December 2005 and $72.00 per pound in December 2006. During 2007 the spot price reached a high of $138.00 per pound. The spot price of U3O8 was approximately $90.00 per pound in December 2007. The spot price declined during 2008, reaching a low of $44.00 per pound in October. In 2009, the spot price of U3O8 had a high of $51.50 and a low of $42.00. In 2010 the spot price had a high of $62.50 and a low of $40.75. In 2011 the spot price had a high of $74.00 and a low of $48.00. In 2012 the spot price had a high of $52.50 and a low of $40.75. In 2013 the spot price reached a high of $44.00 and a low of $34.00. The spot price of U3O8 was approximately $34.50 per pound and the long term price was approximately $50.00 per pound at the end of December 2013. The spot price of U3O8 on June 10, 2014 was $28.50.

Public acceptance of nuclear energy is uncertain.

The demand for uranium as a source of energy and growth in that demand is dependent on society’s acceptance of nuclear technology as a means of generating electricity. A major incident at a nuclear power plant anywhere in the world, such as that which occurred at Japan’s Fukushima Daiichi nuclear power station in March of 2011, following a major earthquake and tsunami, or an accident relating to the transportation of new or spent nuclear fuel, could negatively impact the continuing public acceptance of nuclear energy and the future prospects for nuclear power generation, which may have a material adverse effect on the nuclear industry and the results of the Company operations and revenues.

Our operations are subject to environmental regulation and environmental risks.

We are required to comply with applicable environmental protection laws and regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. that the Company must comply with are the National Environmental Protection Act (“NEPA”), Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978 (“UMTRCA”), Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, and the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations, as applicable. We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining a Source Material license from the US Nuclear Regulatory Commission. Uranium operations must conform to the terms of such license, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The license encompasses protective measures consistent with the Clean Air Act and the Clean Water Act. We intend to utilize specific employees and consultants in order to comply with and maintain our compliance with the above laws and regulations.

The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium mining and processing. The possibility of more stringent regulations exists in the areas of worker health and safety, the disposition of wastes, the decommissioning and reclamation of exploration and in-situ recovery mining sites, and other environmental matters, each of which could have a material adverse effect on the costs or the viability of a particular project. We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, mine reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business, or may cause material changes or delays in our intended activities.

Our operations may require additional analysis in the future including environmental and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers, and employees. There can be no assurance that we will be able to obtain or maintain all necessary permits that may be required to continue operations or exploration of properties or, if feasible, to commence construction and operation of mining facilities at such properties at economically justifiable costs.

We intend to extract uranium from our properties using the in-situ recovery mining process which may not be successful.

We intend to extract uranium from our properties using in-situ recovery mining, which is suitable for extraction of certain types of uranium deposits. This process requires in-situ recovery mining equipment and trained personnel. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, and certain equipment such as drilling rigs and other equipment that we might need to conduct exploration and, if warranted, development. We will attempt to locate additional products, equipment and materials as needed. If we cannot find the products and equipment we need, we will have to suspend our exploration and, if warranted, development plans until we do find the products and equipment we need.

We face risks related to exploration and mine construction, if warranted, on our properties.

Our level of profitability, if any, in future years will depend to a great degree on uranium prices and whether any of our exploration stage properties can be brought into extraction or production. The exploration for and development of mineral deposits involves significant risks. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether a uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations.

We are subject to the risks normally encountered in the mining industry, such as:

•	the discovery of unusual or unexpected geological formations;

•	accidental fires, floods, earthquakes, volcanic eruptions, and other natural disasters;

•	unplanned power outages and water shortages;

•	controlling water and other similar mining hazards;

•	operating labor disruptions and labor disputes;

•	the ability to obtain suitable or adequate machinery, equipment, or labor;

•	our liability for pollution or other hazards; and

•	other known and unknown risks involved in the conduct of exploration, the operation of mines and the market for uranium.

The development of mineral properties is affected by many factors, including, but not limited to: the cost of operations; variations in the grade of ore; fluctuations in metal markets; costs of extraction and processing equipment; availability of equipment and labor; labor costs and possible labor strikes; government regulations, including without limitation, regulations relating to taxes, royalties, allowable production, importing and exporting of minerals; foreign exchange; employment; worker safety; transportation; and environmental protection. Depending on the price of uranium, we may determine that it is impractical to commence, or, if commenced, continue, operation of our Nichols Ranch project. Such a decision would negatively affect our profits and may affect the value of your investment.

Because we may be unable to meet property payment obligations or be able to acquire or maintain necessary mining licenses, we may lose interests in our exploration properties.

The agreements pursuant to which we acquired our interests in some of our properties provide that we must make a series of cash payments over certain time periods, expend certain minimum amounts on the exploration of the properties or contribute our share of ongoing expenditures. If we fail to make such payments or expenditures in a timely fashion, we may lose our interest in those properties. Further, even if we do complete exploration activities, we may not be able to obtain the necessary licenses to conduct mining operations on the properties, and thus would realize no benefit from our exploration activities on the properties.

Our mineral properties may be subject to defects in title.

We own, lease, or have under option, mining claims, mineral claims or concessions and fee mineral leases which constitute our property holdings. The ownership and validity or title of unpatented mining claims and concessions are often uncertain and may be contested. We also may not have, or may not be able to obtain, all necessary surface rights to develop a property. We have not conducted title research in relation to many of our mining claims and concessions to ensure clean title. We cannot guarantee that title to our properties will not be challenged. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. Our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. We may incur significant costs related to defending the title to our properties. A successful claim contesting our title to a property may cause us to compensate other persons or perhaps reduce our interest in the affected property or lose our rights to explore and, if warranted, develop that property. This could result in us not being compensated for our prior expenditures relating to the property. Also, in any such case, the investigation and resolution of title issues would divert our management's time from ongoing exploration and , if warranted, development programs.

Because we may be unable to secure access rights, we may be unable to explore and/or develop our properties.

Our mineral rights do not always include rights of access or use of the surface of lands. We require agreements with land owners for these rights which may be difficult to obtain and which may require cash payments.

Because mineral exploration and mine construction activities are inherently risky, we may be exposed to environmental liabilities.

The business of mineral exploration, extraction and production involves a high degree of risk. Few properties that are explored are ultimately developed into extraction or production. At present, none of our properties has a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Although we intend to carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage or hazards against which we cannot insure or against which we may elect not to insure. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties is found to have commercial quantities of ore, we would be subject to additional risks respecting any mine construction and extraction or production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

Our recently completed in-situ extraction project and future expansion projects are subject to risks associated with new mine operations, which may result in delays in the start-up of mining operations, delays in extraction from existing operations and unanticipated costs.

Some of the risks and uncertainties of new mine operations, include:

●	the ongoing requirement to meet necessary environmental and governmental regulations and permit requirements, which may become more stringent over time;

●	unforeseen operating costs, including part failures, system inefficiencies, environmental hazards and related contingencies;

●	the continued availability and cost of skilled labor, power, water and other materials;

●	the continued accessibility of transportation and other infrastructure, particularly in remote locations;

●	the continued availability and cost of processing arrangements; and

●	the continued availability of funds to finance repair and expansion activities.

The costs, timing and complexities of new mine operations can increase because of the remote location of our projects. New mining operations could experience unexpected problems and delays during start-up and initial extraction activities. If these unexpected events occur, our mining efforts may be materially impacted and our expected extraction greatly reduced.

Acquisitions and integration issues may expose us to additional risks which could have a material adverse effect on our business.

Our business strategy includes making targeted acquisitions. Any acquisition that we make may be of a significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. The success of our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully with our own. Any acquisitions would be accompanied by risks which could have a material adverse effect on our business. For example, there may be significant decreases in commodity prices after we have committed to complete the transaction and have established the purchase price or exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If we choose to use equity securities as consideration for such an acquisition, existing stockholders may suffer dilution. Alternatively, we may choose to finance any such acquisition with our existing resources. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

The mining industry is highly competitive.

The business of the acquisition, exploration, and development of uranium properties is intensely competitive. We will be required to compete, in the future, directly with other corporations that may have better access to potential uranium resources, more developed infrastructure, more available capital, better access to necessary financing, and more knowledgeable and available employees than us. We may encounter competition in acquiring uranium properties, hiring mining professionals, obtaining mining resources, such as manpower, drill rigs, and other mining equipment. Such competitors could outbid us for potential projects or produce minerals at lower costs. Increased competition could also affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for uranium exploration in the future.

Risks Related to Corporate and Financial Structure

There could be problems with construction and operation of the Nichols Ranch ISR Uranium Project which could result in cost overruns, extraction delays and require us to raise more capital to continue operations.

We are subject to all of the risks associated with establishing new mining operations:

•	the timing and cost, which can be considerable, of the construction of mining and processing facilities;

•	the availability and costs of skilled labor and mining equipment;
•	the availability and cost of appropriate processing and refining arrangements;
•	compliance with environmental and other governmental approval and permit requirements;
•	the availability of funds to finance additional construction and development activities;
•	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities; and
•	potential increases in operating costs due to changes in the cost of fuel, power, materials and supplies.

It is common in new mining operations to experience unexpected problems and delays in development and mine start-up. In addition, delays in the commencement of mineral extraction and production often occur. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which we depend, or lack of availability of required equipment, material, supplies or workers could delay or prevent commencement of operations at our Nichols Ranch ISR Uranium Project. Any delays or other problems in starting up could result in cost overruns, delay or prevent extraction or production and require us to raise additional capital to continue operations. If we are unable to raise additional capital, as needed, we may not be able to continue mining operations.

We may not be able to achieve targeted extraction or production rates at our Nichols Ranch ISR Uranium Project.

Continuance of mining operations at our Nichols Ranch ISR Uranium Project is dependent on a number of factors, including regulatory requirements, changes in governmental regulations, loss of key employees, environmental and mining hazards, lack of necessary materials and supplies, uncertainty in resource estimates and fluctuations in the price of uranium. Any changes in these factors could impact extraction or production levels or could prevent us from achieving targeted extraction or production amounts, which could result in us not being profitable.

Operating Costs at the Nichols Ranch ISR Uranium Project could be higher than anticipated.

We have estimated operating and sustaining capital costs for the Nichols Ranch ISR Uranium Project based on information available, and believe that these estimates are accurate. However, costs for labor, regulatory compliance, energy, mine and plant equipment and materials needed for mine operations and development have increased significantly industry-wide. In light of these factors, actual costs related to mine operations and development may differ from, and in some cases exceed our estimates.

We have no operating history upon which it can base forecasts of estimated future extraction, production and operating costs for the Nichols Ranch ISR Uranium Project. Such forecasts derive estimates of extraction or production and cash operating costs from, among other things:

•	anticipated grades and metallurgical characteristics of the ore to be mined and processed;
•	anticipated recovery rates of uranium;
•	cash operating costs of comparable facilities and equipment; and
•	anticipated climatic conditions.

Capital and operating costs, extraction, production and economic returns, and other estimates contained in extraction, production and cost forecasts may differ significantly from actual costs, and there can be no assurance that actual capital and operating costs will not be higher than currently anticipated or disclosed.

We may be unable to timely pay our obligations under our outstanding note, which may result in us losing some of our assets covered by the mortgage and security agreement related to the note to the extent necessary to cover our obligations and may adversely affect our assets, results of operations and future prospects.

On November 26, 2013, we entered into a Financing Agreement (the “Financing Agreement”) with Johnson County, Wyoming (the “County”) pursuant to which the County agreed to loan to us (the “Loan”) the proceeds from the sale of its $20,000,000 Taxable Industrial Development Revenue Bond (Uranerz Energy Corporation Project), Series 2013, (the “Bond”) upon the terms and conditions set out in the Financing Agreement, for the purpose of financing our Nichols Ranch Project.

The Bond was issued by the County pursuant to an indenture of trust (the “Indenture”) dated as of November 26, 2013 between the County and UMB BANK, n.a. as trustee thereunder (the “Trustee”). The State of Wyoming, acting by and through the Wyoming State Treasurer, agreed to purchase the Bond subject to the terms and conditions specified under Wyoming Statute 9-4-715(m) and pursuant to the terms and conditions set out in a Bond Purchase Agreement entered into on November 26, 2013 among the State of Wyoming, acting by and through the Wyoming State Treasurer (the “State”), the County and us. In order to evidence our obligations under the Bond Purchase Agreement, we delivered a promissory note (the “Note”) in the principal amount of $20,000,000, dated as of the date of delivery of the Bond and due on October 1, 2020, payable to the order of the County, and endorsed to the Trustee. In order to secure the payment of the principal and interest under the Bond, the County assigned and granted to the Trustee, all right, title and interest of the County under the Financing Agreement and any and all interests in real or personal property of the Company as security for our obligations under the Financing Agreement, the Bond Purchase Agreement and the Note.

On November 26, 2013, in connection with the Financing Agreement and the Loan, we as mortgagor entered into a Mortgage & Security Agreement (the “Mortgage & Security Agreement”), pursuant to which we granted to the Trustee our rights and interests in the as-extracted collateral, contract rights relating directly or indirectly to the Lands (as identified in Exhibit A to the Mortgage), general intangibles relating directly or indirectly to the lands, fixtures or hereinafter located on the Lands or our Nichols Ranch ISR Processing Facility, goods ( including all inventory) and equipment, including without limitations the ore and all personal property identified as owned by us in the Mortgage & Security Agreement to secure our obligations under the Financing Agreement, the Bond Purchase Agreement and the Note.

If we are unable to timely satisfy our obligations under the Note, including timely payment of the interest when due and payment of the principal amount at maturity and we are not able to successfully extend the maturity date or otherwise re-negotiate the terms of the Notes, the Trustee will have rights under the Mortgage and Security Agreement to potentially seize or sell the secured properties and interests, our equipment and personal property and the Nichols Ranch Processing Facility to satisfy our obligations under the Note. Any failure to timely meet our obligations under the Note may adversely affect our assets, results of operations and future prospects.

We are dependent upon key management employees.

The success of our operations will depend upon numerous factors, many of which are beyond our control, including (i) our ability to enter into strategic alliances through a combination of one or more joint ventures, mergers or acquisition transactions; and (ii) our ability to attract and retain additional key personnel in sales, marketing, technical support and finance. We currently depend upon our management employees to seek out and form strategic alliances and find and retain additional employees. There can be no assurance of success with any or all of these factors on which our operations will depend. We have relied and may continue to rely, upon consultants and others for operating expertise.

Our growth will require new personnel, which we will be required to recruit, hire, train and retain.

We expect significant growth in the number of our employees if we determine that a mine at any of our properties is commercially feasible, we are able to raise sufficient funding and we elect to develop the property. This growth will place substantial demands on us and our management. Our ability to assimilate new personnel will be critical to our performance. We will be required to recruit additional personnel and to train, motivate and manage employees. We will also have to adopt and implement new systems in all aspects of our operations. This will be particularly critical in the event we decide not to use contract miners at any of our properties. We have no assurance that we will be able to recruit the personnel required to execute our programs or to manage these changes successfully.

Legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increased responsibilities and liabilities of directors and executive officers. The increased personal risk associated with these changes may deter qualified individuals from accepting these roles.

Stock market price and volume volatility.

The market for our common stock may be highly volatile for reasons both related to our performance or events pertaining to the industry (i.e. mineral price fluctuation/high extraction or production costs/accidents) as well as factors unrelated to us or our industry. In particular, market demand for uranium fluctuates from one business cycle to the next, resulting in change of demand for the mineral and an attendant change in the price for the mineral. Our common stock can be expected to be subject to volatility in both price and volume arising from market expectations, announcements and press releases regarding our business, and changes in estimates and evaluations by securities analysts or other events or factors. In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market prices of securities of many companies, particularly small-capitalization companies, have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values, or prospects of such companies. For these reasons, the price of our common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

Granting of options may negatively impact the value of our shares of common stock.

Because our success is highly dependent upon our employees, we may in the future grant to some or all of our key employees, directors and consultants, options to purchase shares of our common stock as non-cash incentives. Those options may be granted at exercise prices equal to market prices at times when the public market is depressed. To the extent that significant numbers of such options may be granted and exercised, the interests of our other stockholders may be diluted.

The issuance of additional shares of common stock may negatively impact the trading price of our shares of common stock.

We have issued equity securities in the past and may continue to issue equity securities to finance our activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets. In addition, outstanding options and warrants to purchase shares of common stock may be exercised, resulting in the issuance of additional shares of common stock. The issuance by us of additional shares of common stock would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our shares of common stock.

The value of an investment in our shares of common stock could decline substantially.

The market price for shares of our common stock has been and can be expected to remain highly volatile. As a result, shareholders might experience an extreme variation in the value of their holdings. Trading prices of many exploration stage companies, including us, have experienced price and volume fluctuations which have, at times, been seemingly unrelated to the performance of the companies whose securities were affected.

We do not intend to pay dividends in the foreseeable future.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued expansion of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, a return on investment will be solely determined by the ability to sell shares in a secondary market.

We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to execute our business plan or pursue investments that we may rely on for future growth.

We rely on access to long-term capital markets as a source of liquidity for capital and operating requirements. If we are not able to access financial markets at competitive rates, our ability to implement our business plan and strategy may be affected. Certain market disruptions may increase our cost of borrowing or affect our ability to access one or more financial markets. Such market disruptions could result from:

•	adverse economic conditions;
•	adverse general capital market conditions;
•	poor performance and health of the uranium industry in general;
•	bankruptcy or financial distress of unrelated uranium companies or marketers;
•	significant decrease in the demand for uranium;

•	adverse regulatory actions that affect our exploration and mine construction plans; and
•	terrorist attacks on our potential customers.

Market events and conditions, including disruptions in the U.S. and international credit markets and other financial systems and the deterioration of the U.S. and global economic conditions, could, among other things, impede access to capital or increase the cost of capital, which would have an adverse effect on our ability to fund our working capital and other capital requirements.

Since 2008, the credit markets in the United States have experienced serious disruption due to government regulation, government inaction, deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, subprime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities. These problems led to a loss of confidence in the broader United States and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions. Various actions by the United States and foreign governments are targeting general conditions of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions to stabilize and improve the broader credit and stock markets. The general economic indicators, including low consumer sentiment, high unemployment and low economic growth indicate continued economic uncertainty.

These disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for our operations. Our access to additional capital may not be available on terms acceptable to us or at all.

DOCUMENTS INCORPORATED BY REFERNCE

The SEC allows us to “incorporate by reference” information it files with the SEC.  This means that we can disclose important information to you by referring you to those documents.  Any information we reference in this manner is considered part of this Prospectus.  Information we file with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.  Copies of the documents incorporated by reference in this Prospectus may be obtained on written or oral request without charge from the Secretary of the Company at 1701 East “E” Street, P.O. Box 50850, Casper, Wyoming 82605-0850 (telephone: (307) 265-8900).

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus.

(a)
our Annual Report on Form 10-K for the year ended December 31, 2013, which report contains our audited financial statements and the notes thereto as at December 31, 2013 and 2012 and for the three years ended December 31, 2013, together with the auditors’ report thereon, as filed on March 14, 2014;

(b)	our Proxy Statement on Schedule 14A, dated April 29, 2014, in connection with our June 11, 2014 annual general meeting of shareholders, as filed on April 29, 2014;

(c)
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which report contains our unaudited financial statements and the notes thereto as at March 31, 2014 and for the three month periods ended March 31, 2014 and 2013, as filed on May 12, 2014;

(d)	our Current Reports on Form 8-K as filed February 19, 2014, April 16, 2014, May 6, 2014 and May 6, 2014;

(e)
the description of our common stock contained in our registration statement on Form 8-A, as filed on August 7, 2006, including any amendment or reports filed for purposes of updating such description; and

(f)
all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus but before the end of the offering of the Securities pursuant to this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this Prospectus relates and prior to effectiveness of such registration statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain “forward-looking-statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to our limited operating history;

•	risks related to the probability that our properties contain reserves;

•	risks related to our past losses and expected losses in the near future;

•	risks related to our need for qualified personnel for exploring for, starting and operating a mine;

•	risks related to our lack of known reserves;

•	risks related to the fluctuation of uranium prices;

•	risks related to the public acceptance of nuclear power;

•	risks related to environmental laws and regulations and environmental risks;

•	risks related to using our in-situ recovery mining process;

•	risks related to exploration and, if warranted, development of our properties;

•	risks related to our ability to acquire necessary mining licenses or permits;

•	risks related to our ability to make property payment obligations;

•	risks related to obtaining the necessary access rights;

•	risks related to the competitive nature of the mining industry;

•	risks related to our dependence on key personnel;

•	risks related to requirements for new personnel;

•	risks related to securities regulations;

•	risks related to stock price and volume volatility;

•	risks related to dilution;

•	risks related to our lack of dividends;

•	risks related to our ability to access capital markets;

•	risks related to recent market events;

•	risks related to our issuance of additional shares of common stock;

•	risks related to acquisition and integration issues;

•	risks related to defects in title to our mineral properties;

•	risks related to the construction and delay in construction of the Nichols Ranch ISR Uranium Project;

•	risks related to our ability to initiate extraction or production and achieve targeted extraction or production rates at our Nichols Ranch ISR Uranium Project;

•	risks related to higher than expected operating costs at our Nichols Ranch ISR Uranium Project;

•	risks related to our outstanding notes; and

•	risks related to our securities.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors” of this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this Prospectus by the foregoing cautionary statements.

RECENT DEVELOPMENTS

Change in Control Severance Agreements

On May 1, 2014, we entered into new change and control severance agreements (the “Change in Control Severance Agreements”) with four of our executive officers:  Executive Chairman Dennis Higgs, Chief Executive Officer Glenn Catchpole, President & Chief Operating Officer W. Paul Goranson, and Senior Vice President & Chief Financial Officer Benjamin Leboe. The new Change in Control Severance Agreements replace and supersede change in control agreements (the “previous agreements”) between the Company and three of its executive officers: Executive Chairman Dennis Higgs, Chief Executive Officer Glenn Catchpole and Senior Vice President, Finance & Chief Financial Officer Benjamin Leboe.  Under the new Change in Control Severance Agreements, the executive officer will be entitled to certain severance benefits if, following a “change of control” (as defined in the Change in Control Severance Agreement), the Company terminates the executive’s employment without “cause”, as defined in the agreement, or the executive terminates his employment with the Company for “good reason” (as defined in the Change in Control Severance Agreement). In such event, each executive officer would be entitled to receive his base salary through to the date of termination, a pro-rated target bonus for the year of termination and two times his base salary and target bonus, in each case as in effect on the date of the change in control, or the date of termination (whichever is higher).

The new form of Change in Control Severance Agreement provides that each executive officer will be prohibited, for a one year period after his termination, from soliciting employees or customers or suppliers of the Company and each executive officer will be subject to confidentiality restrictions. Following termination of employment the executive officer will be required to sign a release of claims against the Company prior to receiving severance benefits under the agreement.

Resignation of Senior Vice President, Legal & Corporate Secretary

On May 1, 2014, Sandra R. MacKay, Senior Vice President, Legal & Corporate Secretary and an executive officer of our Company, tendered her resignation from employment with our Company, effective June 15, 2014, in order to pursue another professional opportunity.

United States Nuclear Regulatory Commission Authorization

On April 15, 2014 the United States Nuclear Regulatory Commission issued a letter of authorization to our Company authorizing us to commence in-situ uranium recovery operations at our Nichols Ranch ISR (in-situ recovery) Project.

Option Surrender Agreements

Effective February 15, 2014, our four independent directors and each of our: Chief Executive Officer, Executive Chairman, Senior Vice President, Finance & Chief Financial Officer and Senior Vice President, Legal & Corporate Secretary, all of whom held options to purchase Common Shares with exercise prices greater than $3.20 per Common Share, previously granted to them pursuant to the our Amended 2005 Nonqualified Stock Option Plan (the “Plan”) entered into option surrender agreements (“Surrender Agreements”) with our Company.

Pursuant to the Surrender Agreements, the independent directors and such executive officers agreed to surrender to us, for no consideration, options to purchase an aggregate of 1,814,000 Common Shares, with a weighted average exercise price of $3.43; such surrendered shares are available for future grant under the Plan.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used by us for acquisitions, exploration and development of existing or acquired mineral properties, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.  We may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

We did not have any fixed charges during the five fiscal years ending December 31, 2013.  Accordingly, we have no ratio of earnings to fixed charges to illustrate for such periods.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of income/(loss) from operations before income tax, minority interest adjustments and changes in accounting principles and fixed charges, and “fixed charges” consist of the interest portion of rental expense and interest incurred.

DESCRIPTION OF COMMON SHARES

Common Shares

We are authorized to issue 750,000,000 shares of common stock of the Company of which, as of May 6, 2014, 86,238,806 are issued and outstanding.  The shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of shares of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of shares of common stock representing 33 1/3% of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of the outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Upon liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of shares of common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of shares of common stock have no pre-emptive rights or conversion rights and there are no redemption provisions applicable to our common stock.

Rights Plan

Our board of directors previously declared a dividend distribution of one common stock purchase right (which we refer to as a “Right”) for each outstanding share of our common stock, which distribution was payable on August 25, 2010 (which we refer to as the “Record Time”) pursuant to a shareholders rights plan effective May 25, 2010 (the “Rights Plan”). Each Right entitles the registered holder to purchase one share of common stock from us at a price of $8.75 per share (which we refer to as the “Exercise Price”), subject to adjustment.

Each Right will be evidenced by the share of common stock and will trade only with such share, until the Separation Time, as discussed and defined below. No physical distribution of separate certificates evidencing the Rights will be made until the Separation Time.

On July 10, 2013, our shareholders reconfirmed the Rights Plan at our annual meeting.

Issuance of Rights

Under the Rights Plan, we issued one Right in respect of each share of common stock outstanding on the Record Time and we will issue one Right in respect of each share of common stock which may be issued after the Record Time and prior to the earlier of the Separation Time (as defined below) and the Expiration Time (as defined below). We may, after the Separation Time but prior to the Expiration Time, issue one Right in respect of each share of common stock which is issued after the Record Time pursuant to the exercise of securities convertible into shares of our common stock (which we refer to as “Convertible Securities”) which are outstanding as of the date of the first public announcement that any person or entity has become an Acquiring Person (as defined below) (which we refer to as the “Stock Acquisition Date”).

Exercise Price and Adjustment of Exercise Price and Number of Rights

Each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one share of our common stock. The Exercise Price and the number of Rights outstanding are subject to adjustment if, after the Record Time and prior to the Expiration Time, we perform certain actions that customarily trigger adjustments, including declaring or paying a dividend on our shares of common stock, subdividing or changing the number of outstanding shares of our common stock into a greater number of shares and combining or changing the number of outstanding shares of our common stock into a smaller number of shares.

Exercise of Rights and Transferability

Until the Separation Time, the Rights will not be exercisable and each Right will be evidenced by the certificate for the associated share of common stock and will be transferable only together with, and will be transferred by a transfer of, the associated share of common stock. From and after the Separation Time and prior to the Expiration Time, the Rights will be exercisable and the registration and transfer of the Rights will be separate from and independent of the shares of our common stock.

Promptly following the Separation Time, the Rights Agent will send to each holder of record of our common stock as of the Separation Time, or who subsequently becomes a holder of record of our common stock upon the exercise of rights attaching to Convertible Securities outstanding at the Stock Acquisition Date, a rights certificate (which we refer to as a “Rights Certificate”) representing one Right for each share of our common stock. The Rights may be exercised in whole or in part on any business day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent, a Rights Certificate together with an election to exercise the applicable Rights and payment of the Exercise Price for each Right being exercised. Upon receipt of the foregoing, the Rights Agent will direct our transfer agent to issue stock certificates to the holders exercising their Rights, representing one share of our common stock for each Right exercised.

Flip-in Event

A flip-in event (which we refer to as a “Flip-in Event”) occurs when any person or entity becomes an Acquiring Person. If, prior to the Expiration Time, a Flip-in Event occurs, we will take such action as is necessary to ensure and provide, within ten business days of the Flip-in Event or such longer period as may be required, that each Right will thereafter constitute the right to purchase from us, upon payment of the Exercise Price and otherwise exercising the applicable Right in accordance with the terms of the Rights Plan, that number of shares of our common stock having an aggregate market price on the date of consummation or occurrence of the Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price.

Upon the occurrence of any Flip-in Event, any Rights that are or were beneficially owned on or after the earlier of the Separation Time and the Stock Acquisition Date by an Acquiring Person or any person or entity acting jointly or in concert with an Acquiring Person or a transferee of Rights of an Acquiring Person or of any person or entity acting jointly or in concert with an Acquiring Person who becomes a transferee in a transfer that our board of directors has determined is part of a plan, arrangement or scheme of an Acquiring Person will become null and void without any further action, and any holder of those Rights will not have any right whatsoever to exercise those Rights under the Rights Plan and will not have thereafter any right whatsoever with respect to those Rights.

Separation Time

Separation Time means the close of business on the tenth trading day after the earlier of (i) the Stock Acquisition Date, (ii) the date of the commencement of or first public announcement of the intent of any person (other than us or any of our subsidiaries) to commence a take-over bid (other than a Permitted Bid or Competing Permitted Bid (as defined below)), (iii) the date upon which a take-over bid ceases to be a Permitted Bid or Competing Permitted Bid or (iv) such later time as may be determined by our board of directors acting in good faith.

Expiration Time

Expiration Time means the earlier of (i) the date our board of directors waives or redeems the Rights or (ii) the close of the annual general meeting of our stockholders held in 2016.

Acquiring Person

Acquiring Person means any person who or entity which is the beneficial owner of 20% or more of the outstanding shares of our common stock and our other voting securities (which we collectively refer to as our “Voting Shares”), provided, however, that the term Acquiring Person does not include (i) us or any of our subsidiaries, (ii) any person who or entity which becomes the beneficial owner of 20% or more of the outstanding shares of our common stock and our other voting securities as a result of any one or any combination of: (A) a Voting Share Reduction (as defined below); (B) a Permitted Bid Acquisition (as defined below); (C) an Exempt Acquisition (as defined below); (D) a Convertible Security Acquisition (as defined below); or (E) a Pro Rata Acquisition (as defined below), (iii) for the period of 10 days after the date of the first public announcement of a take-over bid, any person who or entity which becomes the beneficial owner of 20% or more of the outstanding Voting Shares as a result of that person or entity making or proposing to make a take-over bid, (iv) an underwriter or member of a banking or selling group that becomes the beneficial owner of 20% or more of the outstanding Voting Shares in connection with a distribution of our securities or (v) any employee or executive or director stock ownership or other employee or executive or director benefit plan, or trust for the benefit of our employees or the employees of any of our subsidiaries or any person or entity organized, appointed or established by us for or pursuant to the terms of any such plan or trust. In general:

(A)
a Voting Share Reduction means an acquisition or redemption by us or our subsidiaries of Voting Shares which, by reducing the number of Voting Shares outstanding or which may be voted, increases the proportionate number of Voting Shares beneficially owned by any person or entity;

(B)	a Permitted Bid Acquisition means an acquisition made pursuant to a Permitted Bid (as defined below) or a Competing Permitted Bid (as defined below);

(C)
an Exempt Acquisition means a share acquisition in respect of which our board of directors has waived the application of the Rights Plan (i) which was made on or prior to the Record Time, (ii) which was made pursuant to a dividend reinvestment plan, (iii) which was made pursuant to the receipt or exercise of rights issued by us to all the holders of our common stock to subscribe for or purchase shares of our common stock or Convertible Securities, provided that those rights are acquired directly from us; (iv) which was made pursuant to a distribution by us of shares of our common stock or Convertible Securities made pursuant to a prospectus or (v) which was made pursuant to a distribution by us of shares of our common stock or Convertible Securities by way of a private placement by us or upon the exercise by an individual employee of stock options granted under a stock option plan of ours or rights to purchase securities granted under a share purchase plan of ours where all necessary stock exchange approvals for the private placement, stock option plan or share purchase plan have been obtained and the private placement, stock option plan or share purchase plan complies with the terms and conditions of the approvals and the person or entity does not become the beneficial owner of more than 25% of the shares of our common stock outstanding immediately prior to the distribution;

(D)
a Convertible Security Acquisition means the acquisition of shares of our common stock upon the exercise of Convertible Securities received by a person or entity pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Acquisition; and

(E)
a Pro Rata Acquisition means an acquisition by a person or entity of beneficial ownership of Voting Shares as a result of: a dividend reinvestment acquisition; a stock dividend, a stock split or other event pursuant to which a person or entity becomes the beneficial owner of Voting Shares on the same pro rata basis as all other holders of Voting Shares; the acquisition or exercise by a person or entity of rights to purchase Voting Shares distributed to that person or entity in the course of a distribution to all holders of Voting Shares pursuant to a rights offering or pursuant to a prospectus; or a distribution of Voting Shares or securities convertible into or exchangeable for Voting Shares (and the conversion or exchange of those convertible or exchangeable securities) made pursuant to a prospectus or a distribution by way of a private placement; provided that the person or entity does not thereby acquire a greater percentage of the Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the person’s or entity’s percentage of Voting Shares beneficially owned immediately prior to the acquisition.

Permitted Bid and Competing Permitted Bid

A take-over bid will not trigger a Flip-in Event if it is a Permitted Bid or a Competing Permitted Bid.

A Permitted Bid is a take-over bid made by way of a take-over bid circular which also complies with the following additional provisions: (i) the take-over bid is made for any and all Voting Shares to all holders of record of Voting Shares wherever resident as registered on our books; (ii) the take-over bid contains, and the take up and payment for securities tendered or deposited thereunder will be subject to, irrevocable and unqualified conditions that (A) no Voting Shares will be taken up or paid for pursuant to the take-over bid prior to the close of business on a date which is not earlier than the 60th day following the date of the take-over bid and unless at such date more than 50% of the Voting Shares held by independent stockholders have been deposited pursuant to the take-over bid and not withdrawn, (B) unless the take-over bid is withdrawn, Voting Shares may be deposited pursuant to the take-over bid at any time prior to the close of business on the date of first take up or payment and that any Voting Shares deposited pursuant to the take-over bid may be withdrawn at any time prior to the close of business on that date and, (C) if as of a date not earlier than the 60th day following the date of the take-over bid more than 50% of the Voting Shares held by independent stockholders have been deposited pursuant to the take-over bid and not withdrawn, the offeror will make a public announcement of that fact and the take-over bid will remain open for deposits and tenders of Voting Shares for not less than 10 business days from the date of the public announcement.

A Competing Permitted Bid is a take-over bid that is made after a Permitted Bid has been made and prior to the expiry of that Permitted Bid that satisfies the requirements for a Permitted Bid and that contains, and the take up and payment for securities tendered or deposited thereunder are subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up or paid for pursuant to the take-over bid prior to the close of business on a date that is no earlier than the later of (A) the earliest date on which Voting Shares may be taken up or paid for under any prior Permitted Bid in existence on the date of that take-over bid and (B) the last day on which the take-over bid must be open for acceptance after the date of the take-over bid under applicable legislation.

Agreement of Rights Holders

Every holder of Rights, by accepting the same, consents and agrees with us and the Rights Agent and with every other holder of Rights (i) to be bound by and subject to the provisions of the Rights Plan in respect of all Rights held, (ii) that, prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of common stock, (iii) that, after the Separation Time, the Rights Certificate will be transferable only upon registration of the transfer in the register for the Rights, (iv) that, prior to due presentment of a Rights Certificate for registration of transfer, we, the Rights Agent and any agent of ours or the Rights Agent may deem and treat the person in whose name the Rights Certificate is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither we nor the Rights Agent will be affected by any notice to the contrary, (v) that the holders of the Rights have waived their right to receive any fractional Rights or any fractional shares upon exercise of Rights, (vi) that, without the approval of any holder of Rights and upon the sole authority of our board of directors acting in good faith, the Rights Plan may be supplemented or amended from time to time as provided for in the Rights Plan and (vii) that neither we nor our board of directors nor the Rights Agent will have any liability to any holder of a Right or any other person or entity as result of the inability of us, our board of directors or the Rights Agent to perform any of their obligations under the Rights Plan by reason of any preliminary or permanent injunction or other order, decree, notice of hearing or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise inhibiting or restraining performance of such obligation.

Rights Holders Not Stockholders

No holder of any Rights or Rights Certificate will be entitled to vote, receive dividends or be deemed for any purpose the holder of any shares of our common stock or any other share or security of ours which may at any time be issuable on the exercise of the Rights, nor will the Rights Agreement or any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate any of the rights, titles, benefits or privileges of a holder of shares of our common stock or any of our other shares or securities or any right to vote at any meeting of our stockholders or to receive notice of any meeting or other action affecting any holder of shares of our common stock or any of our other shares or securities.

Redemption and Waiver

Our board of directors, acting in good faith, may, with the prior consent of the holders of Voting Shares or the holders of Rights, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right (which we refer to as the “Redemption Price”), subject to adjustment. If our board of directors elects or is deemed to have elected to redeem the Rights subsequent to a Flip-in Event and the redemption is approved by the holders of Voting Shares or the holders of Rights, as applicable, the right to exercise the Rights will, without further action and without notice, terminate and the only right thereafter of the holders of the Rights will be to receive the Redemption Price.

Our board of directors may also waive certain provisions of the Rights Plan. Amongst other provisions, our board of directors, acting in good faith, may, prior to the occurrence of a Flip-in Event, determine to waive the application of the Rights Plan to that particular Flip-in Event, provided that the Flip-in Event would occur by way of a takeover bid made by means of a takeover bid circular delivered to all holders of Voting Shares. Our board of directors may also waive the application of the Rights Plan in respect of the occurrence of any Flip-in Event if it has determined that a person or entity became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under the Rights Plan, provided that within 10 days after any waiver by our board of directors, the person or entity reduces its beneficial ownership of Voting Shares such that the person or entity is no longer an Acquiring Person.

Supplements and Amendments

We may make changes to the Rights Plan prior to or after the Separation Time to correct any clerical or typographical error or to maintain the validity of the Rights Plan as a result of any change in any applicable legislation, rules or regulation without the approval of the holders of the Voting Shares or the Rights. We may, with the approval of the holders of Voting Shares, at any time prior to the Separation Time, make changes to or rescind any of the provisions of the Rights Plan and the Rights (whether or not the action would materially adversely affect the interests of the holders of the Rights generally). We may, with the approval of the holders of the Rights, at any time after the Separation Time, make changes to or rescind any of the provisions of the Rights Plan and the Rights (whether or not the action would materially adversely affect the interests of the holders of the Rights generally).

Preferred Stock

We are authorized to issue up to 10,000,000 of preferred stock of which, as of June 5, 2014, none was issued and outstanding.  The preferred stock may be divided into and issued in series. Our Board of Directors is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Our Board of Directors is authorized, within the limitations prescribed by law and its Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Cash dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration and exploitation activities.

Warrants

As of June 5, 2014, we have issued and do have outstanding 7,750,000 warrants to purchase our shares of common stock exercisable as follows:

Number of Warrants	Exercise Price $	Expiry Date
2,000,000	3.00	June 30, 2014
1,600,000	1.60	December 5, 2015
4,150,000	1.60	March 5, 2016

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which may consist of Warrants to purchase Common Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities.  While the terms we have summarized below will apply generally to any Warrants that it may offer under this Prospectus, we will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable

Prospectus Supplement and any applicable free writing prospectus.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants may be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between us and a warrant trustee (the “Warrant Trustee”) that we will name in the relevant Prospectus Supplement.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture.  Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering.

Equity Warrants

The particular terms of each issue of equity warrants (“Equity Warrants”) will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Equity Warrants;

•	the price at which the Equity Warrants will be offered;

•	the currency or currencies in which the Equity Warrants will be offered;

•	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

•
the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

•	the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Equity Warrants and the other Securities with which the Equity Warrants will be offered will be transferable separately;

•	whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether we will issue the Equity Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Equity Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Equity Warrants; and

•	any other material terms or conditions of the Equity Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Securities that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein.  Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement.  We will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then we will issue a new Warrant Certificate for the remaining amount of Warrants.  If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Equity Warrants.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture, if any, will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between us and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts.  Each Escrow Agent will be a financial institution organized under the laws of the United States or a state thereof or Canada or a province thereof and authorized to carry on business as a trustee.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts we are offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts we offer will describe the Subscription Receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of the TSX and NYSE MKT relating to Subscription Receipts.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•
the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•
whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by us to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•
the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares or Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions;

•
if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•
procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	the identity of the Escrow Agent;

•	whether the Subscription Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

In addition, the Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe all contractual rights of rescission that will be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which the Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation, as discussed further under the sub-paragraph entitled “Rescission” below.

The holders of Subscription Receipts will not be shareholders of the Company.  Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.  Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares.  Alternatively, such securities, evidences of indebtedness or assets may, at our option, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of our directors, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as our directors may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

We may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders.  The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus.  While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that the we file with the SEC, the form of any unit agreement (“Unit Agreement”) between us and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.  The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units.  We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue units comprising one or more of Common Shares, Warrants and Subscription Receipts in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  The Unit Agreement, if any, under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing Unit Agreement, if any, that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares,” “Description of Warrants,” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each Unit Agent, if any, will act solely as our agent under the applicable Unit Agreement, if any, and will not assume any obligation or relationship of agency or trust with any holder of any Unit.  A single bank or trust company may act as Unit Agent for more than one series of Units.  A Unit Agent will have no duty or responsibility in case of any default by us under the applicable Unit Agreement, if any, or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

We, the Unit Agents, if any, and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of our general corporate funds.  We may use underwriters with whom it has a material relationship.  We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us.  Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of our general corporate funds.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain U.S. federal income tax considerations arising from and related to the acquisition, ownership and disposition of Common Shares acquired pursuant to this Prospectus.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the acquisition, ownership and disposition of Common Shares.  Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements   In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder.  Each holder should consult its own tax advisor regarding the U.S. federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the acquisition, ownership and disposition of Common Shares.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Prospectus.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to this Prospectus that is for U.S. federal income tax purposes: an individual who is a citizen or resident of the U.S.; a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Columbia; an estate whose income is subject to U.S. federal income taxation regardless of its source; or a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of Common Shares acquired pursuant to this Prospectus that is neither a U.S. Holder nor a partnership nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes.  A Non-U.S. Holder should review the discussion under the heading “U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Common Shares” below for more information.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary deals only with persons or entities who hold Common Shares as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").  This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation):  banks, insurance companies, and other financial institutions; dealers in securities or foreign currencies; regulated investment companies; traders in securities that mark to market; U.S. expatriates or former long-term residents of the U.S.; persons holding Common Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding Common Shares as a result of a constructive sale; persons holding Common Shares whose functional currency is not the U.S. dollar; persons who directly, indirectly, or by attribution own 10% or more of the our outstanding equity interests; “controlled foreign corporations;” “passive foreign investment companies;” or entities that acquire Common Shares that are treated as partnerships for U.S. federal income tax purposes and investors (i.e., partners) in such partnerships.  Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisor regarding the U.S. federal, state and local, and foreign tax consequences arising from and relating to the acquisition, ownership and disposition of Common Shares.

If an entity treated as a partnership holds Common Shares, the tax treatment of the partners and the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Common Shares you should consult your own tax advisor.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership, and disposition of Common Shares.  Each holder should consult its own tax advisor regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and foreign tax consequences of the acquisition, ownership, and disposition of Common Shares.

U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Common Shares

Distributions

Distributions made on Common Shares generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs.  However, with respect to dividends received by non-corporate U.S. Holders (including individuals), such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.  Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Common Shares and thereafter as capital gain from the sale or exchange of such Common Shares.  Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Certain Redemptions or Other Taxable Dispositions of Common Shares

Upon the sale, certain qualifying redemptions, or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the Common Shares.  Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Common Shares is more than one year at the time of the taxable disposition.  Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 20%.  Deductions for capital losses are subject to complex limitations under the Code.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Common Shares and to the proceeds of a sale of Common Shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation).  A backup withholding tax will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income.  Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Common Shares

Distributions on Common Shares

Distributions on Common Shares will constitute dividends for U.S. tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles.  To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in Common Shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale or Other Taxable Disposition of Common Shares,” below.  Any dividends paid to a Non-U.S. Holder with respect to Common Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E, unless the Non-U.S. Holder provides us with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S.

Dividends that are effectively connected with the conduct of a trade or business within the U.S. and includible in the Non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates.  Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Common Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements.  If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Common Shares

In general, a Non-U.S. Holder of Common Shares will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of Common Shares, unless:

•
the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated U.S. federal income tax rates, and, if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or

•
we are or have been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of Common Shares; provided, that as long as the Common Shares are regularly traded on an established securities market as determined under Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation under this rule unless the Non-U.S. Holder has owned more than 5% of our shares at any time during such 5-year or shorter period (a “5% Shareholder”).  Certain attribution rules apply in determining ownership for this purpose.  The Common Shares are listed on the NYSE MKT and therefore are likely to satisfy the Regularly Traded Exception.  Although we have not undertaken a detailed analysis of its USRPHC status, we believe that we are currently, and may be in one or more future years, a USRPHC. We can provide no assurances that the Common Shares will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such securities or sells, exchanges or otherwise disposes of such securities.  Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. As a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Distributions on Common Shares” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.    Non-U.S. Holders should consult with their own tax advisors regarding the consequences of investing in a USRPHC.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on  Common Shares to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends that we make, provided we receive a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.  The requirements for the statement will be met if (1) the Non-U.S. Holder provides it’s name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN or W-8BEN-E) or (2) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy of the statement.  In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Common Shares within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption.  Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Rules Relating to Foreign Accounts

Generally, we will be required to withhold tax at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, Common Shares held by or through certain foreign financial institutions (including investment funds) beginning after June 30, 2014, in the case of dividends, and beginning after December 31, 2016, in the case of such gross proceeds, unless such institution enters into an agreement with the Secretary of the Treasury (or complies with the rules of an intergovernmental agreement) to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly- or partially-owned by U.S. persons. Accordingly, the entity through which Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, Common Shares held by certain investors that are non-financial non-U.S. entities will be subject to withholding at a rate of 30%, beginning after June 30, 2014, in the case of dividends, and beginning after December 31, 2016, in the case of such gross proceeds, unless such entity either (i) certifies that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity's “substantial U.S. owners,” which will in turn be provided to the Secretary of the Treasury.  Non-U.S. Holders should consult with their own tax advisors regarding the possible implications of the foregoing rules on their holding of Common Shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209.

LEGAL MATTERS

The law firm of McMillan LLP has acted as our counsel by providing an opinion on the validity of the securities offered in this Prospectus and applicable Prospectus Supplements and counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents.  Certain legal matters related to the Securities offered by this Prospectus will be passed upon on our behalf by McMillan LLP, with respect to matters of Nevada law, and Dorsey & Whitney LLP, with respect to matters of United States of law other than the State of Nevada.

EXPERTS

Our consolidated balance sheets as at December 31, 2013 and 2012 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 2013 and accumulated from May 26, 1999 (Date of Inception) to December 31, 2013 have been incorporated by reference herein in reliance upon the report of Manning Elliott LLP, independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

This preliminary MJDS prospectus relating to the securities described in it has been filed in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Newfoundland and Labrador and Prince Edward Island  but has not yet become final for the purpose of a distribution. Information contained in this preliminary MJDS prospectus may not be complete and may have to be amended. The securities may not be distributed until a receipt is obtained for the MJDS prospectus

This MJDS prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and in those jurisdictions only by persons permitted to sell such securities. No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities offered by this preliminary MJDS prospectus and any representation to the contrary is an offence.

SUBJECT TO COMPLETION, DATED June 11, 2014

MJDS PROSPECTUS

URANERZ ENERGY CORPORATION

$100,000,000 Common Shares Warrants Subscription Receipts Units

Uranerz Energy Corporation (“we” or the “Company”) may offer and sell, from time to time, up to $100,000,000 aggregate initial offering price of:

•	shares of common stock, par value $0.001 (“Common Shares”),

•	warrants to purchase Common Shares (“Warrants”),

•	subscription receipts for Common Shares, Warrants or any combination thereof (“Subscription Receipts”), or

•	any combination thereof (“Units”)

(collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to as the “Securities”) in one or more transactions under this prospectus (the “Prospectus”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

Investing in these securities involves certain risks. See “Risk Factors” on page 8 of the U.S. prospectus dated June 11, 2014 (the “U.S. prospectus”), filed with the United States Securities and Exchange

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

Commission (“SEC”) and attached to this MJDS prospectus, as well as risk factors disclosed in other documents incorporated by reference.

This offering is being made by Uranerz Energy Corporation, a U.S. issuer, using disclosure documents prepared in accordance with U.S. securities laws. Purchasers should be aware that these requirements may differ from those of Canadian securities laws. The financial statements included or incorporated by reference in this MJDS prospectus have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers. We have applied for exemptive relief from the provisions contained in National Instrument 71-101 –The Multijurisdictional Disclosure System requiring us to include a reconciliation of the financial statements included in this Prospectus, which have been prepared in accordance with U.S. Generally Accepted Accounting Principles, to Canadian Generally Accepted Accounting Principles. The granting of the exemption will be evidenced by the issuance of a receipt in respect of this Prospectus.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.   Any representation to the contrary is a criminal offense.

Certain of the directors and officers of the issuer reside outside of Canada. The majority of the assets of these persons and the issuer may be located outside Canada. The issuer has appointed McMillan LLP, 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7 as its agent for service of process in Canada, but it may not be possible for investors to effect service of process within Canada upon all of the directors, officers and experts referred to above. It may also not be possible to enforce against the issuer, its directors and officers judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

All dollar amounts in this MJDS prospectus, unless otherwise specified, are expressed in U.S. dollars.

THE DATE OF THIS PROSPECTUS IS _____, 2014.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

ABOUT THIS MJDS PROSPECTUS

This document is called an MJDS prospectus and has been filed with securities regulators in the Provinces of  British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Newfoundland and Labrador and Prince Edward Island under the multi-jurisdictional disclosure system (“MJDS”) in conjunction with the filing of the U.S. registration statement and prospectus that Uranerz Energy Corporation (the “Company”) filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, offer, sell and issue any of the Securities or any combination of the Securities described in this MJDS prospectus in one or more offerings up to a total dollar amount of US$100,000,000.

Our Common Shares are traded on the NYSE MKT and on the Toronto Stock Exchange (“TSX”) under the symbol “URZ” and on the Frankfurt Stock Exchange under the symbol “U9E”.  On June 9, 2014, the last reported sale price of the Common Shares on the NYSE MKT was $1.46 per share, on the TSX was Cdn$1.61 per share  and on the Frankfurt Exchange was €1.07 per share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  See “Risk Factors and Uncertainties”.

This MJDS prospectus incorporates by reference the U.S. prospectus and the associated registration statement which was filed with the SEC on June 11, 2014 on Form S-3 under the U.S. Securities Act of 1933, as amended (the “registration statement”).  This MJDS prospectus does not include all of the information included in the registration statement. Each time we sell securities under the MJDS prospectus, we will provide a prospectus supplement containing specific information about the offering. The prospectus supplement may also add, update or change information in this MJDS prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this MJDS prospectus and any prospectus supplement together with the additional information described under the heading “Documents Incorporated by Reference.”

The U.S. prospectus and registration statement, including the exhibits to the registration statement and documents incorporated by reference, provide information about us and the securities offered under this MJDS prospectus. The registration statement and U.S. prospectus, including the exhibits, can be read at the SEC website, www.sec.gov, or the website maintained by Canadian securities regulatory authorities, www.sedar.com, or at the SEC public reference room mentioned under the heading “Where You Can Find More Information”.

You should rely only on the information provided in this MJDS prospectus or incorporated by reference into this MJDS prospectus. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this MJDS prospectus is accurate as of any date other than the date on the front of the document.

We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms a part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

This MJDS prospectus incorporates business and financial information about us that is not included or delivered with this document. You may request and obtain this information free of charge by writing or telephoning us at the following address or number: 1701 East “E” Street, PO Box 50850, Casper, Wyoming 82605-0850, USA, telephone 307-265-8900. Our website is at www.uranerz.com. Information contained on our website is not a prospectus and does not constitute part of this MJDS prospectus.

Unless we have indicated otherwise, in this prospectus references to “Company”, “we”, “us” and “our” or similar terms are all references to Uranerz Energy Corporation.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described under "Risk Factors" in the registration statement forming part of this MJDS prospectus and in our annual, quarterly and current reports filed with the SEC, each of which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.  Additional risks, including those that relate to any particular securities that we will offer, will be included in the applicable prospectus supplement.  Our business, financial condition or results of operations could be materially adversely affected by any of these risk factors.  The market or trading price of our securities could decline due to any of these risks.  In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in the U.S. prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements incorporated by reference in this MJDS prospectus.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

DOCUMENTS INCORPORATED BY REFERENCE

The Canadian securities regulators allow us to “incorporate by reference” in this MJDS prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this MJDS prospectus and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portions of the respective filings that were furnished rather than filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K (including exhibits related thereto) or other applicable SEC rules):

(a)
our Annual Report on Form 10-K for the year ended December 31, 2013, which report contains our audited financial statements and the notes thereto as at December 31, 2013 and 2012 and for the three years ended December 31, 2013, together with the auditors’ report thereon, as filed with the SEC and on SEDAR on March 14, 2014;

(b)	our Proxy Statement on Schedule 14A, dated April 29, 2014, in connection with our June 11, 2014 annual general meeting of shareholders, as filed with the SEC and on SEDAR on April 29, 2014;

(c)
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which report contains our unaudited financial statements and the notes thereto as at March 31, 2014 and for the three month periods ended March 31, 2014 and 2013, as filed with the SEC on May 12, 2014 and on SEDAR on May 9, 2014;

(d)
our Current Reports on Form 8-K as filed with the SEC on February 19, 2014, April 16, 2014,  May 6, 2014 and May 6, 2014 and, respectively, on SEDAR on February 19, 2014, April 15, 2014, May 6, 2014 and May 6, 2014;

(e)
the description of our common stock contained in our registration statement on Form 8-A, as filed on August 7, 2006, including any amendment or reports filed for purposes of updating such description; and

(f)
all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus but before the end of the offering of the Securities pursuant to this Prospectus.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

The foregoing documents have been, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering will be, filed with the securities commission or similar regulatory authority in each of the Provinces of Canada where this offering is made. Such documents may also be obtained from the web site maintained by Canadian securities regulatory authorities, www.sedar.com. Filing dates in Canada on SEDAR may vary slightly from the filing dates with the SEC. The Company is currently a reporting issuer in the Province of Ontario.  Pursuant to applicable securities legislation, the Company is permitted to satisfy the continuous disclosure requirements in the Province of Ontario essentially by:

•	complying with applicable requirements of the TSX, the NYSE MKT stock exchange and U.S. federal securities laws applicable to it;

•
filing its continuous disclosure documents with the securities commission or similar regulatory authority in each of the above Provinces in the manner and in the time required under U.S. federal securities laws; and

•	where applicable, sending the continuous disclosure documents to the Company’s securityholders having an address in any of the above Provinces.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this MJDS prospectus. To request a copy of any or all of these documents, you should write or telephone us at: 1701 East “E” Street, PO Box 50850, Casper, Wyoming 82605-0850, USA, telephone 307-265-8900.

To obtain timely delivery, you must request the information from us no later than five days before you must make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

We also file in Canada on SEDAR. You may read our public Canadian filings on the SEDAR Internet site at www.sedar.com and you can print them from that site.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a MJDS prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the MJDS prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to the applicable provisions of the securities legislation of their province for particulars of these rights or consult with a legal advisor. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. legal advisor for particulars of these rights. Original purchasers of Subscription Receipts and Warrants which are convertible into other securities of us will have a contractual right of rescission against us in respect of the conversion, exchange or exercise of such Subscription Receipts and Warrants.  The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus.  This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.  Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages.  The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights, or consult with a legal advisor.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF URANERZ ENERGY CORPORATION

Dated:  June 11, 2014

This MJDS prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this MJDS prospectus as required by the securities laws of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Newfoundland and Prince Edward Island.

(Signed) GLENN CATCHPOLE Chief Executive Officer	(Signed) BENJAMIN LEBOE Senior Vice President, Finance and Chief Financial Officer

On behalf of the Board of Directors

(Signed) DENNIS HIGGS Director	(Signed) PAUL SAXTON Director

PROSPECTUS

URANERZ ENERGY CORPORATION

$100,000,000 Common Shares Warrants Subscription Receipts Units

 [●], 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$12,880.00
Legal Fees and Expenses*	30,000.00
Accounting Fees and Expenses*	5,000.00
Printing and Engraving Expenses*	2,500.00
Miscellaneous Expenses*	2,500.00
Total	$52,880.00
 * - Estimated

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws provide as follows in regard to the indemnification of directors and officers:

The Company may indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses that he or she incurs in connection with such proceeding; provided that such indemnification may only be made if the Indemnitee is not liable under Section 78.138 of Chapter 78 of the Nevada Revised Statutes or is determined to have acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful).

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a), or in defense of any claim, issue or matter therein, the Company shall indemnify him or her against expenses actually incurred in connection with the defense.

The Company will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses incurred in connection with defending any proceeding for which he or she is indemnified by the Company, in advance of the final disposition of such proceeding; provided that the Company has received the undertaking of such director, officer, employee or agent to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Any discretionary indemnification pursuant to subsection (a), unless ordered by a court or advanced pursuant to subsection (c), may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Company’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

The rights conferred on any person by the Company’s Bylaws are not exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by Chapter 78 of the Nevada Revised Statutes.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws, as amended (1)
3.3	Articles of Amendment filed July 5, 2005 (3)
3.4	Articles of Amendment filed August 8, 2008(14)
3.5	Articles of Amendment filed July 8, 2009(15)
3.6	Certificate of Amendment filed August 8, 2011(18)
4.1	Share Certificate(1)
4.2	Shareholder Rights Plan, dated August 25, 2010(17)
4.3	Form of Warrant, dated June 7, 2013(19)
4.4	Form of Note, issued June 7, 2013(19)
4.5	Note Purchase Agreement by and among the Company and Deans Knight and the Investors dated May 31, 2013(19)
4.6	Mortgage and Security Agreement and Assignment by and among the Company, Deans Knight and the Investors(19)
4.7	Collateral Agency Agreement by and among the Company, Deans Knight and the Investors dated June 5, 2013(19)
4.8	Registration Rights Agreement by and among the Company and the Investors(19)
4.9	Form of Lock-up Agreement dated August 27, 2013(21)
4.10	Form of Warrant Indenture dated September 6, 2013(22)
4.11	Financing Agreement between the Company and the County dated November 26, 2013(23)
4.12	Bond Purchase Agreement among the State, the County and the Company dated as of November 12, 2013(23)
4.13	Promissory Note dated November 26, 2013(23)
4.14	Mortgage & Security Agreement and Assignment between the Company and the Trustee dated November 26, 2013(23)
4.15	Form of Warrant Indenture**
4.16	Form of Subscription Receipt Agreement**
4.17	Form of Unit Agreement**
5.1	Opinion of McMillan LLP (26)
10.1	Office and Administration Services Agreement between the Company and Senate Capital Group Inc. dated September 1, 2005 (2)
10.2	Agreement for Services between the Company and Highlands Capital, Inc. dated November 1, 2005 (2)
10.3	Financial Public Relations Agreement between the Company and Accent Marketing Ltd. Dated November 1, 2005 (2)
10.4	Mineral Property Purchase Agreement between the Company and Ubex Capital Inc. dated April 26, 2005 (2)
10.5	Joint Venture Agreement between the Company and Triex Minerals Corporation dated November 4, 2005 (2)
10.6	Consulting Agreement between the Company and Ubex Capital Inc. for management and consulting services (2)
10.7	Consulting Agreement between Catchpole Enterprises and the Company (3)
10.8	Joint Venture Agreement between the Company and Bluerock Resources Ltd. (3)
10.9	Option and Purchase Agreement for federal mining claims in Wyoming (3)
10.10	Agreement to Purchase ten mining claims in Wyoming (3)
10.11	2005 Stock Option Plan as amended June 10, 2009 (17)
10.12	Mr. George Hartman letter agreement. (3)
10.13	Black Range Minerals Agreement dated June 7, 2006 (4)
10.14	Amendment to Joint Venture Agreement dated September 12, 2006 between the Company and Bluerock Resources Ltd. (5)
10.15	Agreement dated February 1, 2007 between the Company and Robert C. Shook to acquire three projects separate uranium projects located in northeast Wyoming, in central Powder River Basin (6) (7)
10.16	Consulting Agreement dated February 1, 2007 between the Company and O & M Partners, LLC (6) (7)
10.17	Christensen Ranch Agreement dated October 30, 2006 between the Company and George Hartman (8) (10)
10.18	Amendment Agreement dated January 1, 2007 between the Company and Ubex Capital Inc. (9)
10.19	Amendment Agreement dated January 1, 2007 between the Company and Catchpole Enterprises Inc. (9)
10.20	Amendment Agreement dated January 1, 2007 between the Company and Senate Capital Group Inc. (9)
10.21	Purchase and Sale Agreement with NAMMCO dated September 19, 2007, as amended (10) (11)
10.22	Venture Agreement with United Nuclear LLC dated January 15, 2008 (12)
10.23	Agreement with Independent Management Consultants of British Columbia (12)
10.24	Subscription Agreement with Denison Mines dated March 27, 2008 (12)
10.25	Amendment to Joint Venture Agreement dated March 20, 2008 between the Company and Bluerock Resources Ltd. (13)
10.26	Amended Hartman Letter Agreement effective January 1, 2008 (16)
10.27	Form of Indemnification Agreement with Directors (20)
10.28	Form of Change in Control Severance Agreement with certain executive officers (24)

10.28	Form of Option Surrender Agreement with Directors (25)
23.1	Consent of Manning Elliott, LLP, independent registered accountants (26)
23.2	Consent of McMillan LLP (Contained in Exhibit 5.1) (26)
24.1	Powers of Attorney (contained on signature pages hereto)

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Form SB-2 filed March 15, 2002
(2)	Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed November 21, 2005
(3)	Previously filed as an exhibit to the Annual Report SB filed April 14, 2006

(4)	Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed August 15, 2006
(5)	Filed as an exhibit to our Quarterly Report on Form 10-QSB filed November 13, 2006.
(6)	As reported in two separate Current Reports on Form 8-K filed on February 8, 2007.
(7)	Previously filed as an exhibit to the Annual Report SB filed April 2, 2006
(8)	As in Current Report on Form 8-K filed on November 2, 2006.
(9)	Filed as an exhibit to our Quarterly Report on Form 10-QSB filed August 14, 2007.
(10)	As reported and filed in Current Report on Form 8-K filed on September 24, 2007.
(11)	As reported and filed in Current Report on Form 8-K filed on January 16, 2008.
(12)	Filed as an exhibit to our Annual Report filed on March 17, 2008.
(13)	Filed as an exhibit to our Quarterly Report on Form 10-Q filed May 9, 2008.
(14)	Filed as an exhibit to our Quarterly Report on Form 10-Q filed August 11, 2008.
(15)	Filed as an exhibit to our Registration Statement on Form S-3 filed July 10, 2009.
(16)	Filed as an exhibit to our Quarterly Report on Form 10-Q filed August 10, 2009.
(17)	Form of Shareholder Rights Plan filed as an exhibit to our definitive proxy statement on Form 14A filed April 27, 2010.
(18)	Filed as an exhibit to our Form 8-K filed August 12, 2011.
(19)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed June 12, 2013
(20)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed June 28, 2013
(21)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed August 27, 2013
(22)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed September 6, 2013
(23)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed on December 3, 2013
(24)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed on May 6, 2014
(25)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed on February 19, 2014
(26)	Filed herewith.

* To be filed by amendment.

** To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

ITEM 17 – UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 11, 2014	Uranerz Energy Corporation
(Registrant)

/s/ Glenn Catchpole
Glenn Catchpole
Chief Executive Officer
(Principal Executive Officer)

/s/ Benjamin Leboe
Benjamin Leboe
Benjamin Leboe
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Glenn Catchpole, Dennis Higgs and Benjamin Leboe his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated:

Per:	/s/ Glenn Catchpole
Glenn Catchpole, Chief Executive Officer and Director
Dated: June 11, 2014

Per:	/s/ Dennis Higgs
Dennis Higgs, Executive Chairman, Director and Attorney in Fact
Dated: June 11, 2014

Per:	/s/ Paul Goranson
Paul Goranson, President, Chief Operating Officer and Director
Dated: June 11, 2014

Per:	/s/ Gerhard Kirchner
Dr. Gerhard Kirchner, Director
Dated: June 11, 2014

Per:	/s/ Peter Bell
Peter Bell, Director,
Dated: June 11, 2014

Paul Saxton, Director
Dated: June 11, 2014

Per:	/s/ Arnold Dyck
Arnold Dyck, Director
Dated: June 11, 2014

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws, as amended (1)
3.3	Articles of Amendment filed July 5, 2005 (3)
3.4	Articles of Amendment filed August 8, 2008(14)
3.5	Articles of Amendment filed July 8, 2009(15)
3.6	Certificate of Amendment filed August 8, 2011(18)
4.1	Share Certificate(1)
4.2	Shareholder Rights Plan, dated August 25, 2010(17)
4.3	Form of Warrant, dated June 7, 2013(19)
4.4	Form of Note, issued June 7, 2013(19)
4.5	Note Purchase Agreement by and among the Company and Deans Knight and the Investors dated May 31, 2013(19)
4.6	Mortgage and Security Agreement and Assignment by and among the Company, Deans Knight and the Investors(19)
4.7	Collateral Agency Agreement by and among the Company, Deans Knight and the Investors dated June 5, 2013(19)
4.8	Registration Rights Agreement by and among the Company and the Investors(19)
4.9	Form of Lock-up Agreement dated August 27, 2013(21)
4.10	Form of Warrant Indenture dated September 6, 2013(22)
4.11	Financing Agreement between the Company and the County dated November 26, 2013(23)
4.12	Bond Purchase Agreement among the State, the County and the Company dated as of November 12, 2013(23)
4.13	Promissory Note dated November 26, 2013(23)
4.14	Mortgage & Security Agreement and Assignment between the Company and the Trustee dated November 26, 2013(23)
4.15	Form of Warrant Indenture**
4.16	Form of Subscription Receipt Agreement**
4.17	Form of Unit Agreement**
5.1	Opinion of McMillan LLP (26)
10.1	Office and Administration Services Agreement between the Company and Senate Capital Group Inc. dated September 1, 2005 (2)
10.2	Agreement for Services between the Company and Highlands Capital, Inc. dated November 1, 2005 (2)
10.3	Financial Public Relations Agreement between the Company and Accent Marketing Ltd. Dated November 1, 2005 (2)
10.4	Mineral Property Purchase Agreement between the Company and Ubex Capital Inc. dated April 26, 2005 (2)
10.5	Joint Venture Agreement between the Company and Triex Minerals Corporation dated November 4, 2005 (2)
10.6	Consulting Agreement between the Company and Ubex Capital Inc. for management and consulting services (2)
10.7	Consulting Agreement between Catchpole Enterprises and the Company (3)
10.8	Joint Venture Agreement between the Company and Bluerock Resources Ltd. (3)
10.9	Option and Purchase Agreement for federal mining claims in Wyoming (3)
10.10	Agreement to Purchase ten mining claims in Wyoming (3)
10.11	2005 Stock Option Plan as amended June 10, 2009 (17)
10.12	Mr. George Hartman letter agreement. (3)
10.13	Black Range Minerals Agreement dated June 7, 2006 (4)
10.14	Amendment to Joint Venture Agreement dated September 12, 2006 between the Company and Bluerock Resources Ltd. (5)
10.15	Agreement dated February 1, 2007 between the Company and Robert C. Shook to acquire three projects separate uranium projects located in northeast Wyoming, in central Powder River Basin (6) (7)
10.16	Consulting Agreement dated February 1, 2007 between the Company and O & M Partners, LLC (6) (7)
10.17	Christensen Ranch Agreement dated October 30, 2006 between the Company and George Hartman (8) (10)
10.18	Amendment Agreement dated January 1, 2007 between the Company and Ubex Capital Inc. (9)
10.19	Amendment Agreement dated January 1, 2007 between the Company and Catchpole Enterprises Inc. (9)
10.20	Amendment Agreement dated January 1, 2007 between the Company and Senate Capital Group Inc. (9)
10.21	Purchase and Sale Agreement with NAMMCO dated September 19, 2007, as amended (10) (11)
10.22	Venture Agreement with United Nuclear LLC dated January 15, 2008 (12)
10.23	Agreement with Independent Management Consultants of British Columbia (12)
10.24	Subscription Agreement with Denison Mines dated March 27, 2008 (12)
10.25	Amendment to Joint Venture Agreement dated March 20, 2008 between the Company and Bluerock Resources Ltd. (13)
10.26	Amended Hartman Letter Agreement effective January 1, 2008(16)
10.27	Form of Indemnification Agreement with Directors(20)
10.28	Form of Change in Control Severance Agreement with certain executive officers (24)

10.28	Form of Option Surrender Agreement with Directors (25)
23.1	Consent of Manning Elliott, LLP, independent registered accountants (26)
23.2	Consent of McMillan LLP (Contained in Exhibit 5.1) (26)
24.1	Powers of Attorney (contained on signature pages hereto)

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Form SB-2 filed March 15, 2002
(2)	Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed November 21, 2005
(3)	Previously filed as an exhibit to the Annual Report SB filed April 14, 2006

(4)	Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed August 15, 2006
(5)	Filed as an exhibit to our Quarterly Report on Form 10-QSB filed November 13, 2006.
(6)	As reported in two separate Current Reports on Form 8-K filed on February 8, 2007.
(7)	Previously filed as an exhibit to the Annual Report SB filed April 2, 2006
(8)	As in Current Report on Form 8-K filed on November 2, 2006.
(9)	Filed as an exhibit to our Quarterly Report on Form 10-QSB filed August 14, 2007.
(10)	As reported and filed in Current Report on Form 8-K filed on September 24, 2007.
(11)	As reported and filed in Current Report on Form 8-K filed on January 16, 2008.
(12)	Filed as an exhibit to our Annual Report filed on March 17, 2008.
(13)	Filed as an exhibit to our Quarterly Report on Form 10-Q filed May 9, 2008.
(14)	Filed as an exhibit to our Quarterly Report on Form 10-Q filed August 11, 2008.
(15)	Filed as an exhibit to our Registration Statement on Form S-3 filed July 10, 2009.
(16)	Filed as an exhibit to our Quarterly Report on Form 10-Q filed August 10, 2009.
(17)	Form of Shareholder Rights Plan filed as an exhibit to our definitive proxy statement on Form 14A filed April 27, 2010.
(18)	Filed as an exhibit to our Form 8-K filed August 12, 2011.
(19)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed June 12, 2013
(20)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed June 28, 2013
(21)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed August 27, 2013
(22)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed September 6, 2013
(23)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed on December 3, 2013
(24)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed on May 6, 2014
(25)	Previously filed as an exhibit to the Registrant’s Form 8-K, filed on February 19, 2014
(26)	Filed herewith.

* To be filed by amendment.

** To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.